Exhibit 107.1

CALCULATION OF REGISTRATION FEE TABLES

Form S-8

(Form Type)

Telesis Bio Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Securities Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock $0.001 par value	Rules 457(c) and (h)	1,503,166 shares (2)	$0.436 (4)	$655,380.38	0.00014760	$96.74
	Common Stock $0.001 par value	Rules 457(c) and (h)	300,633 shares (3)	$0.371 (5)	$111,534.85	0.00014760	$16.47
TOTAL OFFERING AMOUNT			1,803,799 shares		$766,915.23		$113.21
TOTAL FEE OFFSETS (6)							---
NET FEE DUE							$113.21

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) that become issuable under the Registrant’s 2021 Stock Incentive Plan (the “SIP”) and the Registrant’s 2021 Employee Stock Purchase Plan (the “ESPP”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Common Stock.

(2) Represents an automatic increase of 1,503,166 shares of the Registrant’s Common Stock reserved for issuance under, and which annual increase is provided for in, the SIP.

(3) Represents an automatic increase of 300,633 shares of the Registrant’s Common Stock reserved for issuance under, and which annual increase is provided for in, the ESPP.

(4) Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $0.436 per share, which represents the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on April 1, 2024.

(5) Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $0.371 per share, which represents 85% of the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on April 1, 2024. Pursuant to the ESPP, which plan is incorporated by reference herein, the purchase price of the shares of the Registrant’s Common Stock will be 85% of the lower of the fair market value of the Registrant’s Common Stock on the first trading day of the offering period or on the date of exercise.

(6) The Registrant does not have any fee offsets.